UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

August 31, 2021

ONCOTELIC THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-21990	13-3679168
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

29397 Agoura Road, Suite 107

Agoura Hills, CA 91301

(Address of principal executive offices and Zip Code)

Registrant’s telephone number, including area code

(650) 635-7000

Not applicable.

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of class	Trading Symbols	Name of each exchange on which registered
N/A	OTLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On August 31, 2021, Oncotelic Therapeutics, Inc. (the “Company”) entered into a binding term sheet (“Term Sheet”) with Autotelic, Inc. (“Autotelic”) whereby the Company will license AL-101, intranasal apomorphine, from Autotelic (the “License”). Pursuant to the Term Sheet, the Company will make payments to Autotelic, upon the achievement of certain financial and regulatory milestones in the development of AL-101, as shown below. The Term Sheet does not contemplate any upfront payment and all payments are planned to be made upon the achievement of the milestones. In addition, the payments of the milestones are for 3 indications of AL-101, namely erectile dysfunction (“ED”), Parkinson’s Disease (“PD”) and female sexual dysfunction (“FSD”).

Milestones	Transaction Value	Actions

Tranche 1	$1,000,000	Upon the earlier to occur of: (i) the Company receiving an investment of at least $20 million, and (ii) the uplisting of the Company’s common stock to any NASDAQ market or the New York Stock Exchange.

Tranche 2	$2,000,000	Upon approval by the United States Food and Drug Administration of the Company’s 505(b)2 application for purposes of treating PD.

Tranche 3	$2,000,000	Upon first patient in (“FPI”) for any clinical trial supporting the use of AL-101 for the treatment of PD or ED.

Tranche 4	$2,500,000	Upon FPI for phase 2 clinical trials supporting the use of AL-101 to treat FSD.

Tranche 5	$2,500,000	Upon FPI for phase 3 clinical trials supporting the use of AL-101 to treat FSD

Tranche 6	$10,000,000	Upon Marketing approval for the use of AL-101 to treat PD.

Tranche 7	$10,000,000	Upon Marketing approval for the use of AL-101 to treat ED.

Tranche 8	$10,000,000	Upon Marketing approval for the use of AL-101 to treat FSD

Tranche 9	$10,000,000	Upon the earlier of: (i) the Company entering into a licensing agreement with a third party for the use of AL-101 for the treatment of PD, ED or FSD with an aggregate licensing value of at least $50 million; and (ii) the Company’s gross revenue derived from sales of AL-101 for the treatment of PD, ED or FSD reaches at least $50.0 million.

The Company will also pay royalties to Autotelic, equal to an amount yet to be agreed upon, but such amount to be not less than 15% of the Company’s net sales of AL-101 once developed.

The Term Sheet is subject to certain conditions including, without limitation, the negotiation and approval of definitive documentation regarding the License (the “Definitive Agreement”), the Board of Directors of the Company approving the Definitive Agreement, completion of due diligence, and receipt of any necessary governmental approvals, if required. The Term Sheet is subject to termination within 30 days of execution, unless extended by mutual agreement of the Company and Autotelic.

The Company’s Chief Executive Officer, Mr. Vuong Trieu, is the majority owner of Autotelic.

The foregoing summary of the terms of the Term Sheet do not purport to be complete and is qualified in its entirety by reference to the Term Sheet, a copy of which is filed as Exhibit 10.1 to this Report and is incorporated herein by reference.

Item 7.01	Regulation FD Disclosure.

On September 1, 2021, the Company issued a press release announcing the entry into the Term Sheet with Autotelic. A copy of the press release is attached hereto as Exhibit 99.1.

Disclaimer.

The information in Section 7.01 of this Current Report on Form 8-K, including the information set forth in Exhibit 99.1, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor shall Exhibit 99.1 filed herewith be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description	Incorporation by reference

10.1	Term Sheet between Oncotelic Therapeutics, Inc. and Autotelic, Inc., dated August 31, 2021	Filed herewith.
99.1	Press Release dated September 1, 2021	Filed herewith

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Oncotelic Therapeutics, Inc.

Date: September 3, 2021		/s/ Vuong Trieu
	By:	Vuong Trieu
Chief Executive Officer

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